Durland & Company
Certified Public Accountants
A Professional Association
232A Royal Palm Way
Palm Beach, FL 33480
(561) 822-9995 · Fax 822-9942

Purezza Group, Inc.
Fairfield, NJ

INDEPENDENT AUDITORS' CONSENT

Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement of Purezza Group, Inc. on Form SB-2 Amendment No. 3 of our report dated February 12, 2002 on the financial statements of the company, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/Durland & Company, CPAs, P.A.
Durland & Company, CPAs, P.A.

Palm Beach, Florida
02 October 2002